UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2008
ZAREBA SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)
Minnesota
(State or Other Jurisdiction of Incorporation)

0-1388 (Commission File Number)	41-0832194 (IRS Employer Identification No.)
13705 26th Ave. N., Suite 102
Minneapolis, Minnesota 55441
(Address of Principal Executive Offices) (Zip Code)
(763) 551-1125
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit 10.1

Item 1.01 Amendment of a Material Definitive Agreement.
On September 30, 2008, Zareba Systems, Inc. (the “Company”) and Zareba Security, Inc., a wholly-owned subsidiary of the Company, entered into the First Amendment to the Revolving Credit Agreement, dated August 29, 2007 (the “2007 Credit Agreement”) with JPMorgan Chase Bank, N.A. The First Amendment to the Revolving Credit Agreement modifies the definitions of Debt Service Coverage Ratio and EBITDA for purposes of the calculation of the Minimum Debt Service Coverage Ratio, and the Applicable Margin, each as defined by the 2007 Credit Agreement.
The foregoing description of the First Amendment to the Revolving Credit Agreement is not complete and is qualified by the provisions of the First Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.
10.1	First Amendment to Revolving Credit Agreement, dated as of September 30, 2008, by and among Zareba Systems, Inc. and Zareba Security, Inc., and JPMorgan Chase Bank, N.A.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 6, 2008

ZAREBA SYSTEMS, INC.
By:	/s/ Jeffrey S. Mathiesen
Jeffrey S. Mathiesen, Vice President and
Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
EXHIBIT INDEX
to
FORM 8-K
ZAREBA SYSTEMS, INC.

Date of Report: October 6, 2008	Commission File No.: 0-1388

Exhibit No.	ITEM

10.1	First Amendment to Revolving Credit Agreement, dated as of September 30, 2008, by and among Zareba Systems, Inc. and Zareba Security, Inc., and JPMorgan Chase Bank, N.A.